Filed pursuant to Rule 433
Registration Statement No. 333-164563

Dear Zion Stockholder...

As you can read in the attached postcard, Zion's current rights offering will soon expire on Wednesday, June 30, 2010.

If you wish to participate in Zion's rights offering, there is now a limited amount of time available to you.

In anticipation, Thank you for your support!

Shalom

Richard Rinberg

CEO Zion Oil & Gas Inc

'A special company with a special task in a special country'

NOTICE: Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION ( 1-888-891-9466 ).